UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2025

Organovo Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35996	27-1488943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11555 Sorrento Valley Rd Suite 100
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 224-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ONVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 23, 2025, Organovo Holdings, Inc., a Delaware corporation (the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”) with Eli Lilly and Company, an Indiana corporation (“Lilly”). Pursuant to the Purchase Agreement, Lilly will purchase the Company’s FXR program and related assets (the “Asset Sale”) in consideration of (i) an upfront cash payment equal to $10.0 million, of which $9.0 million will be paid at closing and the remaining $1.0 million will be deposited into escrow for 15 months to satisfy any claims for indemnification under the Purchase Agreement, (ii) the assumption by Lilly of certain liabilities related to the FXR program, and (iii) potential milestone payments of up to $50.0 million in the aggregate, which are contingent upon the achievement of certain development, regulatory and commercial milestones. The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this type. The Purchase Agreement also contains customary indemnification provisions pursuant to which the parties agree to indemnify each other for certain matters, including, among other things, breaches of certain representations, warranties and covenants in connection with the Asset Sale. Subject to the satisfaction or waiver of the closing conditions set forth in the Purchase Agreement, the Asset Sale is expected to close within approximately 30 days following the signing of the Purchase Agreement. In connection with the Asset Sale, the parties will also enter a transition services agreement and certain other ancillary agreements at the closing.

The foregoing description of the terms of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Purchase Agreement is incorporated herein by reference only to provide investors with information regarding its terms. It is not intended to provide any other factual information about any party to the Purchase Agreement or any of their respective subsidiaries. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations, warranties and covenants may have been made for the purposes of allocating risk between the Company and Lilly instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the any party to the Purchase Agreement or any of their respective subsidiaries or affiliates. The Purchase Agreement should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on July 18, 2024, the Company received a written notice (the “First Notice”) from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock for the last 30 consecutive business days, the Company no longer met the requirement to maintain a minimum bid price of $1 per share, as set forth in Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until January 14, 2025, to regain compliance.

On January 16, 2025, the Staff provided a notice to the Company (the “Nasdaq Notice”) that the Company had not regained compliance with Rule 5550(a)(2) and is not eligible for a second 180 calendar day compliance period as the Company does not comply with the requirements for initial listing on The Nasdaq Capital Market. The Nasdaq Notice further indicated that, unless the Company timely requested a hearing before a Hearings Panel (the “Panel”), the Company’s common stock would be subject to delisting. The Company timely requested a hearing, which automatically stayed any delisting or suspension action pending the hearing and the expiration of any extension period granted by the Panel following the hearing. In that regard, pursuant to the Nasdaq Listing Rules, the Panel has the discretion to grant a further extension not to exceed July 15, 2025.

Subsequently, on February 19, 2025, the Company received a written notice (the “Second Notice”) from the Staff indicating that, since the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2024, reported stockholders’ equity of $364,000, and as of February 19, 2025, the Company did not meet the alternatives of market value of listed securities or net income from continuing operations, the Company no longer met the requirement to maintain a minimum of $2,500,000 in stockholders’ equity, as set forth in Nasdaq Listing Rule 5550(b)(1) (“Rule 5550(b)(1)”). The Second Notice indicated that the Panel will consider this matter in rendering a determination regarding the Company’s continued listing on The Nasdaq Capital Market.

The Company intends to present its plan regarding compliance with all applicable requirements for continued listing on The Nasdaq Capital Market to the Panel at its hearing on February 27, 2024, which compliance plan is expected to include conducting a reverse stock split if necessary to regain compliance with Rule 5550(a)(2). However, there can be no assurance that the Panel will grant a further extension or that the Company will ultimately regain compliance with all applicable requirements for continued listing on The Nasdaq Capital Market. The Company’s common stock continues to be listed on The Nasdaq Capital Market under the symbol “ONVO.”

Forward-Looking Statements

Except for the factual statements made herein, information contained in this Current Report on Form 8-K consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects or future events, as well as words such as “believes,” “intends,” “expects,” “plans” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will meet the bid price requirement or the minimum value of stockholders’ equity requirement during any compliance period or otherwise in the future, that the Company will otherwise meet Nasdaq compliance standards, or that Nasdaq will grant the Company any relief from delisting as necessary or whether the Company can agree to or ultimately meet applicable Nasdaq requirements for any such relief. Reference is also made to other factors detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The forward-looking statements contained in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K and the Company assumes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this Current Report on Form 8-K, unless required by law.

Item 8.01 Other Events.

On February 25, 2025, the Company issued a press release disclosing its entry into the Purchase Agreement. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated February 23, 2025, by and between the Company, Eli Lilly and for certain sections therein, Organovo, Inc.
99.1	Press Release, dated February 25, 2025.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

* Portions of this exhibit (indicated by [… * * *…]) have been omitted because the Company has determined that the information is both (i) not material and (ii) of the type that the Company treats as private and confidential. In addition, schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date:	February 25, 2025	By:	/s/ Keith Murphy
Name: Keith Murphy Title: Executive Chairman